UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2021

Commercial Metals Company

(Exact name of registrant as specified in its charter)

Delaware	1-4304	75-0725338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(214) 689-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On December 3, 2021, Commercial Metals Company (the “Company”) and its wholly-owned subsidiary, Tahoe Merger Sub Inc., (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TAC Acquisition Corp. (“Tensar”) and Castle Harlan Inc., solely in its capacity as securityholder representative (the “Securityholder Representative”), pursuant to which Merger Sub will merge with and into Tensar, with Tensar surviving as a wholly-owned subsidiary of the Company (the “Merger”).

Pursuant to the terms and conditions of the Merger Agreement, at the closing of the Merger (the “Closing”), the Company will pay a cash purchase price of $550.0 million, which is subject to a customary purchase price adjustment as described in the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants related to Tensar. From the date of the Merger Agreement until the Closing, Tensar is required to operate its business in the ordinary course and to comply with certain covenants regarding the operation of its business.

The Boards of Directors of the Company and Tensar have unanimously approved the Merger and the Merger Agreement. The Closing is subject to the satisfaction or waiver of customary closing conditions, including, among others, (i) the absence of any law or order prohibiting the transactions contemplated by the Merger Agreement, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and receipt of certain other regulatory approvals, (iii) the accuracy of representations and warranties set forth in the Merger Agreement and compliance with covenants set forth in the Merger Agreement (in each case, as may be subject to certain materiality or material adverse effect qualifications), and (iv) the absence of any material adverse effect on Tensar. The obligation of the Company to consummate the Merger is not subject to any condition related to the availability of financing. The Company expects the Closing to occur in the first half of calendar year 2022, subject to the satisfaction or waiver of such conditions.

The Merger Agreement contains certain termination rights for the parties, including if the Merger does not close on or before June 3, 2022, which may be extended by either party until September 3, 2022, if the waiting period under the HSR Act with respect to the Merger has not expired or been terminated or if another antitrust, foreign investment or similar approval has not been obtained but all other closing conditions have been satisfied or waived.

In connection with the Merger, the Company intends to obtain representation and warranty insurance.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement is being filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Tensar, the Company, Merger Sub or the Securityholder Representative. The representations, warranties and covenants of each party set forth in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates set forth therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The Company’s investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Tensar, the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01 Regulation FD Disclosure

On December 7, 2021, the Company issued a press release announcing the proposed Merger, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Attached as Exhibit 99.2 to this report and incorporated herein by reference is an investor presentation by the Company, dated December 7, 2021, in connection with the Merger.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, with respect to the proposed Merger and the timing thereof, the ability to obtain regulatory approvals and meet other closing conditions for the proposed Merger, general economic conditions, key macro-economic drivers that impact our business, the effects of ongoing trade actions, the effects of continued pressure on the liquidity of our customers, potential synergies and organic growth provided by acquisitions and strategic investments (including the proposed Merger), demand for our products, metal margins, the effect of COVID-19 and related governmental and economic responses thereto, the ability to operate our steel mills at full capacity, future availability and cost of supplies of raw materials and energy for our operations, share repurchases, legal proceedings, the undistributed earnings of our non-U.S. subsidiaries, U.S. non-residential construction activity, international trade, capital expenditures, our liquidity and our ability to satisfy future liquidity requirements, estimated contractual obligations and our expectations or beliefs concerning future events. The statements in this report that are not historical statements, are forward-looking statements. These forward-looking statements can generally be identified by phrases such as we or our management “expects,” “anticipates,” “believes,” “estimates,” “future,” “intends,” “may,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases, as well as by discussions of strategy, plans or intentions.

Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or any other changes. Important factors that could cause actual results to differ materially from our expectations include those described in Part I, Item 1A, “Risk Factors” of our annual report on Form 10-K for the fiscal year ended August 31, 2021, as well as the following: the inability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third party consents and approvals; failure to retain key management and employees of Tensar; issues or delays in the successful integration of Tensar’s operations with those of the Company, including incurring or experiencing unanticipated costs and/or delays or difficulties; difficulties or delays in the successful transition of Tensar from its information technology systems to those of the Company as well as risks associated with other integration or transition of the operations, systems and personnel of Tensar; unfavorable reaction to the Merger by customers, competitors, suppliers, partners and employees; restrictions during the pendency of the proposed Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; changes in economic conditions which affect demand for our products or construction activity generally, and the impact of such changes on the highly cyclical steel industry; rapid and significant changes in the price of metals, potentially impairing our inventory values due to declines in commodity prices or reducing the profitability of our downstream contracts due to rising commodity pricing; impacts from COVID-19 on the economy, demand for our products, global supply chain and on our operations, including the responses of governmental authorities to contain COVID-19 and the impact from the distribution of various COVID-19 vaccines; excess capacity in our industry, particularly in China, and product availability from competing steel mills and other steel suppliers including import quantities and pricing; compliance with and changes in existing and future government laws, regulations and other legal requirements and judicial decisions that govern our business, including increased environmental regulations associated with climate change and greenhouse gas emissions; involvement in various environmental matters that may result in fines, penalties or judgments; potential limitations in our or our customers’ abilities to access credit and non-compliance by our customers with our contracts; activity in repurchasing shares of our common stock under our repurchase program; financial covenants and restrictions on the operation of our business contained in agreements governing our debt; our ability to successfully identify, consummate and integrate other acquisitions, and the effects that acquisitions may have on our financial leverage; operating and start-up risks, as well as market risks associated with the commissioning of new projects could prevent us from realizing anticipated benefits and could result in a loss of all or a substantial part of our investment; lower than expected future levels of revenues and higher than expected future costs; failure or inability to implement growth strategies in a timely manner; impact of goodwill impairment charges; impact of long-lived asset impairment charges; currency fluctuations; global factors, such as trade measures, military conflicts and political uncertainties, including the impact of the Biden administration on current trade regulations, such as Section 232 trade tariffs, tax legislation and other regulations which might adversely impact our business; availability and pricing of electricity, electrodes and natural gas for mill operations; ability to hire and retain key executives and other employees; competition from other materials or from competitors that have a lower cost structure or access to greater financial resources; information technology interruptions and breaches in security; ability to make necessary capital expenditures; availability and pricing of raw materials and other items over which we exert little influence, including scrap metal, energy and insurance; unexpected equipment failures; losses or limited potential gains due to hedging transactions; litigation claims and settlements, court decisions, regulatory rulings and legal compliance risks (including, in each case, with respect to the proposed Merger); risk of injury or death to employees, customers or other visitors to our operations; and civil unrest, protests and riots.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1†	Agreement and Plan of Merger, dated as of December 3, 2021, by and among Commercial Metals Company, Tahoe Merger Sub Inc., TAC Acquisition Corp. and Castle Harlan Inc.

99.1	Press Release issued by Commercial Metals Company on December 7, 2021

99.2	Investor Presentation, dated December 7, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2021

COMMERCIAL METALS COMPANY

By:	/s/ Paul J. Lawrence
Name: Paul J. Lawrence
Title: Senior Vice President and Chief Financial Officer